EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                             THE QUIGLEY CORPORATION
                                  (as amended)


The undersigned natural person(s), of the age of 21 or more, acting to form a corporation under Chapter of the Corporate Laws of the State of Nevada do hereby state the following:


ARTICLE I.                 The  name of the  corporation  shall  be THE  QUIGLEY
                           CORPORATION.


ARTICLE II. The address of the initial registered office of the corporation is 821 Riverside Drive, in the City of Reno County of Washoe. The name of its initial Registered Agent at said address is Oliver Merservy.


ARTICLE III. The purpose for which the corporation is organized shall be: To engage in any activity within the purposes for which Corporations may be organized, including the buying and selling of real estate and other property, borrow or loan money, under the Business Corporation Act.


ARTICLE IV. The total number of shares of stock which the corporation is authorized to have outstanding is 26,000,000 defined as follows: 25,000,000 Shares of Common Stock, $.001 par value, 1,000,000 Shares of Preferred Stock (unclassified), $.01 par value.


ARTICLE V. The names and addresses of the persons who are to act as incorporators are as follows:

                                NAMES                   ADDRESSES
                                -----                   ---------

                           Kimberly Andras         725 Market Street
                                                   Wilmington, DE 19801


ARTICLE VI. The number of directors constituting the initial board of directors is 3, and the names and address of the persons who will serve as directors until the first annual meeting of shareholders or until their successors are elected are:


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                                NAMES                   ADDRESSES
                                -----                   ---------

                           Guy Quigley             301 Dorset Ct.
                                                   Doylestown, PA 18901

                           Charles Phillips        Roaring Rocks Road
                                                   Erwinna, PA 18920

                           Eric Kaytes             15210 Wayside Road
                                                   Philadelphia, PA 19116


ARTICLE VII.               The duration of the corporation shall be perpetual.


We (I), the undersigned, being all the incorporators of the corporation identified above, declare that we have examined the foregoing this 31st day of July, 1989 and do declare it to be true and correct.

                                    NAMES             ADDRESSES
                                    -----             ---------

                           /s/ Kimberly Andras     725 Market Street
                                                   Wilmington, DE 19801

                           State of Delaware       County of New Castle


THIS IS TO CERTIFY that on this date 7-31-89 before me, a notary public, personally appeared Kimberly Andras and whom I am satisfied are the persons named as incorporators and executors of the foregoing Articles of Incorporation, and who by their respective signatures in my presence have acknowledged the same as their voluntary act.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal on the date given above.

                                             /S/ REGINA CEPHAS
                                             ---------------------------
                                                   Notary Public


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